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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2005

RYDER SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street
Miami, Florida	33178

(Address of Principal Executive Offices)	(Zip Code)

(305) 500-3726

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure

On April 28, 2005, we issued a press release reporting our financial results for the three months ended March 31, 2005 (the “Press Release”). We also hosted a conference call and webcast on April 28, 2005, during which we made a presentation on our financial results for the three months ended March 31, 2005 (the “Presentation”). The Press Release and the Presentation are available on our website at www.ryder.com.

The Press Release and the Presentation include information regarding our (i) net earnings excluding the gain on the sale of our headquarters (the “Headquarters Sale”) and (ii) net earnings per share excluding the Headquarters Sale, each of which is a non-GAAP financial measure as defined by SEC regulations. We believe that these non-GAAP financial measures provide useful information to investors as the measures exclude from our GAAP earnings gains and benefits unrelated to our ongoing business operations. Information regarding other non-GAAP financial measures we use is included in the Presentation.

The information in this Report, including Exhibits 99.1 and 99.2, are being furnished pursuant to Item 7.01 and General Instruction B.2 of Form 8-K.

Item 9.01(c)Exhibits

     The following exhibits are furnished as part of this Form 8-K:

Exhibit 99.1	Press Release, dated April 28, 2005, relating to Ryder System, Inc.’s financial results for the three months ended March 31, 2005.

Exhibit 99.2	Presentation prepared for a conference call and webcast held on April 28, 2005, relating to Ryder System, Inc.’s financial results for the three months ended March 31, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2005	RYDER SYSTEM, INC. (Registrant)
	By:	/s/ Tracy A. Leinbach
Tracy A. Leinbach, Executive Vice
President and Chief Financial Officer